SUB-ITEM 77Q1 (A)

Amendments to the Declaration of Trust

Amendments, dated May 9, 2017, to the Amended and Restated Declaration of Trust of MFS Municipal Series Trust dated December 16, 2004, as amended, is contained in Post-Effective Amendment No. 66 to the Registration Statement of MFS Municipal Series Trust (File No. 2-92915 and File No. 811-4096), as filed with the Securities and Exchange Commission via EDGAR on July 27, 2017, under Rule 485 under the Securities Act of 1933. Such documents are incorporated herein by reference.